As filed with the Securities and Exchange Commission February 23, 2000

                                                      Registration No. 333-48975
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                         Post Effective Amendment No. 1
                                       to
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      under
                           The Securities Act of 1933

                              --------------------

                              ALFACELL CORPORATION
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                   22-2369085
                     (I.R.S. Employer Identification Number)

                              225 Belleville Avenue
                          Bloomfield, New Jersey 07003
                                 (973) 748-8082
                   (Address, including zip code, and telephone
                  number, including area code, of registrant's
                          principal executive offices)

                                 Kuslima Shogen
                             Chief Executive Officer
                              Alfacell Corporation
                              225 Belleville Avenue
                          Bloomfield, New Jersey 07003
                                 (973) 748-8082
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
                             Kevin T. Collins, Esq.
                              Dorsey & Whitney LLP
                                 250 Park Avenue
                            New York, New York 10177
                                 (212) 415-9200

 Approximate date of commencement of proposed sale to the public: Not applicable

                              --------------------

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box:|_|

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: |_|

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_| __________________

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering: |_| __________________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: |_|


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



     Alfacell Corporation ("Alfacell") has heretofore filed Form S-3 Registration Statement No. 333-48975 (the "Registration Statement") which originally registered 3,918,299 shares of Alfacell common stock, par value $0.001 per share (the "Common Stock"), for sale by certain holders of Common Stock, warrants to purchase Common Stock and options to purchase Common Stock (collectively, the "Selling Stockholders"). 1,936,600 shares have been sold by such Selling Stockholders pursuant to the Registration Statement. As Alfacell is no longer eligible to use Form S-3, it hereby amends the Registration Statement to deregister the 1,981,699 shares of Common Stock not sold pursuant to the Registration Statement prior to October 31, 1999.










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




                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bloomfield, state of New Jersey, on February 9, 2000.

                                             ALFACELL CORPORATION



                                             By: /s/  Kuslima Shogen
                                                 -------------------------------
                                                      Kuslima Shogen
                                                      Chief Executive Officer



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